Exhibit 99.1

THUNDER POWER HOLDINGS LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2024 and December 31, 2023
(Expressed in U.S. dollar, except for the number of shares)

	March 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash	$28,466	$196,907
Deferred offering costs	429,750	429,750
Other current assets	879,698	623,221
Total Current Assets	1,337,914	1,249,878

Non-current Assets
Property and equipment, net	1,377	1,974
Right of use assets	24,675	5,740
Total Non-current Assets	26,052	7,714

Total Assets	$1,363,966	$1,257,592

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Advance of subscription fees from shareholders	$400,000	$590,000
Amount due to related parties	71,326	68,992
Other payable and accrued expenses	91,855	97,297
Lease liabilities	23,525	—
Total Current Liabilities	586,706	756,289

Lease liabilities, non-current	—	—
Total Liabilities	586,706	756,289

Commitments and Contingencies

Shareholders’ Equity
Common stock ($0.0001 par value, 1,000,000,000 shares authorized; 302,174,373 and 291,966,215 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively)	30,217	29,196
Additional paid-in capital	35,390,981	34,902,002
Accumulated loss	(34,643,938)	(34,429,895)
Total Shareholders’ Equity	777,260	501,303
Total Liabilities and Shareholders’ Equity	$1,363,966	$1,257,592

The accompanying notes are an integral part of the consolidated financial statements.

THUNDER POWER HOLDINGS LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the Three Months Ended March 31, 2024 and 2023
(Expressed in U.S. dollar, except for the number of shares and loss per share)

	For the Three Months Ended March 31,
	2024	2023
Revenues	$—	$—

Operating expenses
General and administrative expenses	(213,832)	(210,135)
Total operating expenses	(213,832)	(210,135)

Other expenses, net
Foreign currency exchange loss	(211)	—
Total other expenses, net	(211)	—

Loss before income taxes	(214,043)	(210,135)
Income tax expenses	—	—
Net loss and comprehensive loss	$(214,043)	$(210,135)
Loss per share – basic and diluted	$(0.001)	$(0.001)
Weighted average shares – basic and diluted	295,331,542	254,001,605

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

THUNDER POWER HOLDINGS LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICITS)
For the Three Months Ended March 31, 2024 and 2023
(Expressed in U.S. dollar, except for the number of shares)

	Common stock		Additional		Total shareholders’
	Number of stock	Amount	paid-in capital	Accumulated loss	equity (deficits)
Balance as of December 31, 2023	291,966,215	$29,196	$34,902,002	$(34,429,895)	$501,303
Capital injection from shareholders	10,208,158	1,021	488,979	—	490,000
Net loss	—	—	—	(214,043)	(214,043)
Balance as of March 31, 2024	302,174,373	$30,217	$35,390,981	$(34,643,938)	$777,260

Balance as of December 31, 2022	247,309,590	$24,731	$32,069,695	$(32,614,251)	$(519,825)
Capital injection from shareholders	4,391,101	439	299,561	—	300,000
Share-based compensation	—	—	45	—	45
Net loss	—	—	—	(210,135)	(210,135)
Balance as of March 31, 2023	251,700,691	$25,170	$32,369,301	$(32,824,386)	$(429,915)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

THUNDER POWER HOLDINGS LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2024 and 2023
(Expressed in U.S. dollar)

	For the Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(214,043)	$(210,135)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expenses	597	2,487
Amortization of right of use assets	6,825	6,506
Share-based compensation	—	45
Changes in operating assets and liabilities:
Other current assets	3,523	—
Amount due to related parties	2,334	66,245
Other payable and accrued expenses	(5,442)	—
Lease liabilities	(2,235)	(6,541)
Net cash used in operating activities	(208,441)	(141,393)

Cash flows from financing activities:
Subscription fee advanced from shareholders	300,000	—
Payment of extension loans on behalf of the sponsor of a SPAC	(260,000)	—
Net cash provided by financing activities	40,000	—

Net decrease in cash	(168,441)	(141,393)
Cash at beginning of year	196,907	250,386
Cash at end of year	$28,466	$108,993

Supplemental cash flow information
Cash paid for interest expense	$—	$—
Cash paid for income tax	$—	$—

Non-cash financing activities
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$25,784	$—
Transfer of advance of subscription fees from shareholders to equity	$490,000	$300,000

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

THUNDER POWER HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS DESCRIPTION

Thunder Power Holdings Limited (“TP Holdings”, or the “Company”) is a company incorporated under the laws and regulations of the British Virgin Islands with limited liability on September 30, 2015. TP Holdings is a parent holding company with no operations.

TP Holdings has one wholly-owned subsidiary, Thunder Power New Energy Vehicle Development Company Limited (“TP NEV”) which was established in accordance with laws and regulations of British Virgin Islands on October 19, 2016, and two wholly-owned Predecessor Subsidiaries, China New Energy Vehicle Company Limited (“China NEV”) and Thunder Power Hong Kong Ltd. (“TP HK”), which were established April 8, 2016 and March 21, 2013, respectively.

Thunder Power together with TP NEV operations are engaged in design, development and manufacturing of high-performance electric vehicles. As of December 31, 2023 and 2022, its operations activities were carried out in Taiwan and its management team are currently located in Taiwan and USA.

On October 26, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Feutune Light Acquisition Corporation (“FLFV” or the “PubCo”), a special purpose acquisition company, and Feutune Light Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of FLFV (“Merger Sub”). Pursuant to the Merger Agreement, the Company will be merged with and into Merger Sub, with the Merger Sub surviving the Merger as a direct wholly owned subsidiary of PubCo.

Spin-off of Predecessor Subsidiaries

On August 6, 2021, the Board of Directors’ meeting of Company approved the restructuring plan for spinning off (“Spin Off”) China NEV and TP HK (“Spin Off Entities”).

On October 4, 2021, the General Meeting of China NEV approved the proposed allotment of a total of 247,059,590 shares of China NEV to the same group of ultimate shareholders who collectively owned 100% equity shares in TP Holdings each at HK$1.0 each for their respective number of the shares. On November 8, 2021, China NEV passed a special resolution for reduction of its share capital from HK$948,979,783.53 to HK$26 by the reduction of 948,979,757 ordinary shares and accordingly, 948,979,757 ordinary shares held by TP Holdings will be cancelled.

On October 4, 2021, the General Meeting of TP HK approved the proposed allotment of a total of 247,059,590 shares of TP HK to the same group of ultimate shareholders who collectively owned 100% equity shares in TP Holdings each at HK$1.0 each for their respective number of the shares. On November 8, 2021, TP HK passed a special resolution for reduction of its share capital from HK$164,784,727.95 to HK$26 by the reduction of 212,653,226,000 ordinary shares and accordingly, 212,653,226,000 ordinary shares held by TP Holdings will be cancelled.

The Company completed the spin-off of China NEV and TP HK on December 14, 2021 by carrying out a sequence of the above contemplated transactions with no cash consideration involved. Upon the completion of spin-off of China NEV and TP HK, TP Holdings no longer hold any equity shares in China NEV and TP HK. TP Holdings retained only one subsidiary after such restructuring, and China NEV and TP HK are identified as related parties as they are owned by the same group of shareholders who collectively owned 100% equity shares in TP Holdings.

Before and after the Spin Off, the Company and the Spin Off Entities are ultimately and effectively controlled by the same shareholders. The Company presented its consolidated financial statements as if it never had an investment in China NEV and TP HK because the Company and Spin Off Entities were characteristic of a) The Company and the Spin Off Entities are in dissimilar businesses; b) The Company and the Spin Off Entities were independently managed and financed historically; c) The Company and the Spin Off Entities had no more than incidental common facilities and costs; d) The Company and the Spin Off Entities are operated and financed autonomously after the spin-off; and e) The Company and the Spin Off Entities do not have material financial commitments, guarantees, or contingent liabilities to each other after the spin-off.

THUNDER POWER HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

 Certain information and note disclosures normally included in the financial statements prepared in accordance with US GAAP have been condensed. As such, the information included in these financial statements should be read in conjunction with the audited financial statements as of December 31, 2023 signed off on March 14, 2024.  In the opinion of the Company’s management, these unaudited condensed financial statements include all adjustments, which are only of a normal and recurring nature, necessary for a fair statement of the Company’s financial position as of March 31, 2024 and the Company’s results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2024 are not necessarily indicative of the results to be expected for the full year ending December 31, 2024.

Basis of consolidation

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly and majority owned subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

All intercompany transactions and balances have been eliminated upon consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities on the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates and assumptions using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. The Company bases its estimates on past experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Estimates are used when accounting for items and matters including, but not limited to, determinations of the useful lives and valuation of long-lived assets, estimates of allowances for doubtful accounts, and other provisions and contingencies.

Fair value of financial instruments

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

Level 1 —	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 —	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
Level 3 —	inputs to the valuation methodology are unobservable and significant to the fair value.

As of March 31, 2024 and December 31, 2023, financial instruments of the Company primarily comprised of current assets and current liabilities including cash, other current assets, due to related parties, other payables and lease liabilities. The carrying amount of these current assets and current liabilities approximate their fair values because of the short-term nature of these instruments.

THUNDER POWER HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash

Cash and cash equivalents primarily consist of bank deposits with original maturities of three months or less, which are unrestricted as to withdraw and use.

Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the business combination and that will be charged to shareholders’ equity upon the completion of the business combination.

Property and equipment, net

Property and equipment primarily consist of office equipment. Office equipment are stated at cost less accumulated depreciation less any provision required for impairment in value. Depreciation is computed using the straight-line method with no residual value based on the estimated useful lives of five years.

Costs of repairs and maintenance are expensed as incurred and asset improvements are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the unaudited condensed consolidated statement of operations.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment of long-lived assets was recognized for the three months ended March 31, 2024 and 2023.

General and administrative expenses

General and administrative expenses consist primarily of salaries, bonuses, share-based compensation and benefits for employees involved in general corporate functions, depreciation, legal and professional services fees, rental and other general corporate related expenses.

Income taxes

The Company accounts for income taxes in accordance with the asset and liability method, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes. The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax assets are recognized to the extent that it is probable that taxable income to be utilized with prior net operating loss carried forwards. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the statements of operations, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

THUNDER POWER HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income taxes (cont.)

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

Under the current and applicable laws of BVI, both TP Holdings and TP NEV are not subject to tax on income or capital gains. As of March 31, 2024 and December 31, 2023, there was no temporary difference and no deferred tax asset or liability recognized. The Company does not believe that there was any uncertain tax position as of March 31, 2024 and December 31, 2023.

Operating leases

The Company adopted the ASU 2016-02, Leases (Topic 842) on January 1, 2021, using a modified retrospective approach reflecting the application of the standard to leases existing at, or entered after, the beginning of the earliest comparative period presented in the consolidated financial statements.

The Company leases its offices, which are classified as operating leases in accordance with Topic 842. Operating leases are required to record in the balance sheet as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date, and (3) initial direct costs for any expired or existing leases as of the adoption date. The Company elected the short-term lease exemption as the lease terms are 12 months or less.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease.

The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. There was no impairment for right-of-use lease assets as of March 31, 2024 and December 31, 2023.

Loss per share

Basic loss per share is computed by dividing net income attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during period presented. Diluted loss per share is calculated by dividing net income attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive.

Commitments and contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

THUNDER POWER HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently issued accounting standards

The Jumpstart Our Business Startups Act (“JOBS Act”) provides that an emerging growth company (“EGC”) as defined therein can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an EGC to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company qualifies as an EGC as of December 31, 2021 and has elected to apply the extended transition period.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material impact on it’s the unaudited condensed consolidated financial position, statements of operations and cash flows.

Significant risks and uncertainties

Credit risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash and cash equivalents, accounts receivable and amounts due from related parties. The maximum exposure of such assets to credit risk is their carrying amount as at the balance sheet dates. As of March 31, 2024, the Company held cash of $28,466, which were deposited in financial institutions located in Hong Kong. Each bank account in Hong Kong is insured by the government authority with the maximum limit of HKD 500,000 (equivalent to approximately $63,900). To limit exposure to credit risk relating to deposits, the Company primarily place cash and cash equivalent deposits with large financial institutions in Hong Kong which management believes are of high credit quality and the Company also continually monitors their credit worthiness.

3. GOING CONCERN

The Company has been incurring losses from operations since its inception. Accumulated loss amounted to $34,643,938 and $34,429,895 as of March 31, 2024 and December 31, 2023, respectively. Net cash used in operating activities were $208,441 and $141,393 for the three months ended March 31, 2024 and 2023. As of March 31, 2024 and December 31, 2023, the working capital was $721,458 and $653,839, respectively. The working capital excluded the non-cash items, which are deferred offering costs and advance of subscription fees from shareholders. These conditions raised substantial doubts about the Company’s ability to continue as a going concern.

The Company’s liquidity is based on its ability to generate cash from operating activities, obtain capital financing from equity interest investors and borrow funds on favorable economic terms to fund its general operations and capital expansion needs. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtaining funds from outside sources of financing to generate positive financing cash flows. Currently, the Company is working to improve its liquidity and capital sources mainly through borrowing from related parties and obtaining financial support from its principal shareholder who has committed to continue providing funds for the Company’s working capital needs whenever needed.

In addition, in order to fully implement its business plan and sustain continued growth, the Company is also actively seeking private equity financing from outside investors. However, there can be no assurance that these plans and arrangements will be sufficient to fund the Company’s ongoing capital expenditure, working capital, and other requirements. The accompanying unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability or classification of asset and the amounts or classification of liabilities that may result from the outcome of this uncertainty.

THUNDER POWER HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4. OTHER CURRENT ASSETS

Other current assets consisted of the following:

	March 31, 2024	December 31, 2023
Payments on behalf of the sponsor of FLFV(a)	$560,000	$300,000
Payments on behalf of a third party(b)	315,000	315,000
Prepaid expenses	4,698	8,221
	$879,698	$623,221

(a)	Pursuant to Note 1, the Company entered into a Merger Agreement with FLFV and its Merger Sub. The balance of payments on behalf of the sponsor of FLFV represented the payments of extension loans of $560,000 on behalf of the sponsor of FLFV.

(b)	Before entering into a Merger Agreement with FLFV, the Company entered into a letter of intent with Aetherium Acquisition Corp (“GMFI”) to consummate a business combination. The Company paid extension loans of $300,000 and working capital loans of $15,000 on behalf of GMFI before it terminated the transaction with GMFI.

5. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	March 31, 2024	December 31, 2023
Office equipment	$302,196	$302,196
Less: accumulated depreciation	(300,819)	(300,222)
	$1,377	$1,974

Depreciation expense was $597 and $2,487 for the three months ended March 31, 2024 and 2023, respectively.

6. OPERATING LEASE

In January 2021 and March 2022, the Company entered into one and one office spaces lease agreement, respectively, in Hong Kong under non-cancellable operating lease, with lease terms ranging between 14.5 months and 24 months. In March 2024, the March 2022 lease arrangement extended for 12 months through March 2025. The Company considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right of use assets and lease liabilities. Lease expense for lease payment is recognized on a straight-line basis over the lease term.

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the leases do not provide a readily determinable implicit rate. Therefore, the Company discount lease payments based on an estimate of the incremental borrowing rate.

For operating leases that include rent holidays and rent escalation clauses, the Company recognizes lease expense on a straight-line basis over the lease term from the date it takes possession of the leased property. The Company records the straight-line lease expense and any contingent rent, if applicable, in general and administrative expenses on the unaudited condensed consolidated statements of income and comprehensive income.

THUNDER POWER HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6. OPERATING LEASE (cont.)

The lease agreements do not contain any material residual value guarantees or material restrictive covenants.

For short-term leases, the Company records operating lease expense in its unaudited condensed consolidated statements of income and comprehensive income on a straight-line basis over the lease term and record variable lease payments as incurred.

The table below presents the operating lease related assets and liabilities recorded on the unaudited condensed consolidated balance sheets.

	March 31, 2024	December 31, 2023
Right of use assets	$24,675	$5,740

Operating lease liabilities, current	$23,525	$—
Operating lease liabilities, noncurrent	—	—
Total operating lease liabilities	$23,525	$—

Other information about the Company’s leases is as follows:

	For the Three Months Ended March 31,
	2024	2023
Weighted average remaining lease term (years)	0.96	0.96
Weighted average discount rate	5.50%	5.50%

Operating lease expenses were $6,905 and $6,889 respectively, for the three months ended March 31, 2024 and 2023.

The following is a schedule, by years, of maturities of lease liabilities as of March 31, 2024:

March 31,
2024
For the year ending December 31, 2024	$24,151
Total lease payments	24,151
Less: Imputed interest	(626)
Present value of lease liabilities	$23,525

THUNDER POWER HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7. EQUITY

Common Stocks

The Company has 1,000,000,000 shares of common stock authorized with par value $0.0001 per share.

In January 2023, the Company closed a private placement with certain individual investors, pursuant to which these shareholders agreed to subscribe for an aggregate of 4,391,101 shares of the Company’s common stock at $0.068 per share. On February 1, 2023, the Company issued 4,391,101 shares of common stocks in exchange of cash consideration of $300,000 which was advanced in the year ended December 31, 2022.

In June 2023, the Company issued 17,008,312 shares of the Company’s common stock at $0.048 per share to Mr. Wellen Sham, the controlling shareholder and managing director of the Company. The issuance of common stock was to settle the Company’s outstanding liabilities of $143,074 due to Mr. Shen, $335,296 due to Thunder Power (Hong Kong) Limited (“TP HK”), which a related party of the Company, and lease liabilities of $131,588 payable to TP HK for office lease. Mr. Wellen Sham would paid off the liabilities due to TP HK on behalf of the Company. On the issuance date, the fair value of the common stock was $0.063 per share. The fair value of the common stocks exceeding the Company’s liabilities by $461,566 was deemed as a share-based settlement expenses to Mr. Sham.

In July 2023, the Company issued 22,083,334 shares of the Company’s common stock at $0.048 per share to certain investors in exchange for cash consideration of $1,060,000. On the issuance date, the fair value of the common stock was $0.063 per share. The fair value of the common stocks exceeding the cash consideration by $331,250 was deemed as a share-based compensation expenses to these investors.

In July 2023, the Company issued 1,173,878 shares of the Company’s common stock at $0.048 per share to Ms. Wanda Tong. The issuance of common stock was to settle the consulting service fees of $56,346 due to Ms. Tong. On the issuance date, the fair value of the common stock was $0.063 per share. The fair value of the common stocks exceeding the Company’s liabilities by $17,608 was deemed as a share-based compensation expenses to Ms. Tong.

In March, 2024, the Company issued 10,208,158 shares of the Company’s common stock at $0.048 per share to certain investors in exchange for cash consideration of $490,000, among which $390,000 was advanced from investors in the year ended December 31, 2023, and $100,000 was received in February 2024, respectively.

As of March 31, 2024 and December 31, 2023, the Company had outstanding common stocks of 302,174,373 shares and 291,966,215 shares of common stocks, respectively.

THUNDER POWER HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8. RELATED PARTY TRANSACTIONS AND BALANCES

a. Nature of relationships with related parties:

Relationship with the Company
Thunder Power (Hong Kong) Limited (“TP HK”)	Over which the Spouse of Mr. Wellen Sham exercises significant influence
Thunder Power Electric Vehicle (Hong Kong) Limited (“TPEV HK”)	57.90% equity interest of which was owned by China NEV.
Mr. Wellen Sham	Controlling shareholder and managing director of the Company.

b. Related parties transactions:

		For the three months ended March 31,
	Nature	2024	2023
TP HK	Rental expenses	$6,905	$6,889

c. Balance with related parties:

	Nature	March 31, 2024	December 31, 2023
TP HK(1)	Amount due to the related party	$71,326	$68,992
		$71,326	$68,992

(1)	The balance due to TP HK represented the payments made by TP HK on behalf of the Company regarding the office rental fee and employee salary expenses. The balance is interest free and is repayable on demand.

9. SHARE-BASED COMEPSANTION

Share options

In October 2014, the Company adopted a 2014 Plan (the “Plan”), which was further amended in August 2015, January 2016, July 2017 and August 2018. The maximum aggregate number of share which may be issued pursuant to all awards under the Plan shall be equivalent 20% of the total issued shares of the Company, which shall be designed as Class A Shares (the “Class A Shares”), Class B Shares (the “Class B Shares”) and Class C Shares (the “Class C Shares”) as the Committee, in its discretion, shall determine (“Other Classes”).

THUNDER POWER HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9. SHARE-BASED COMEPSANTION (cont.)

Except for the options which are granted at the effective date of this Plan, the time at which an option for the Class A Shares may be exercised, in whole or in part, is that, at the time of the grant, the shares representing 50% of the option and, at one-year anniversary of the grant, the shares representing the remaining 50% of the option. The time at which an Option of other classes may be exercised, in whole or in part, is that, at one-year, two-year, three-year and four-year anniversaries of the grant, the shares representing 25%, 25%, 25% and 25% of the option. The term of any Option under the Plan shall not exceed three years after becoming exercisable (“Exercise Period”).

As of January 1, 2022, the Company granted a total of 33,840,000 stock options for the Class A Shares to employees at an exercise price of HK$1.0 per share, with a graded vesting period of 2 years and exercisable upon the vested dates, granted total of 980,000 stock options for Class B Shares to employees at an exercise price of US$1.0 per share, with a graded vesting period of 4 years and exercisable upon the vested dates, and granted total of 60,000 stock options for Class C Shares to employees at an exercise price of US$1.5 per share, with a graded vesting period of 4 years and exercisable upon the vested dates.

As of January 1, 2022, the employees exercised 33,400,000 stock options for the Class A Shares, and 440,000 vested share options for Class A Shares were forfeited because these share options were not exercised during Exercise Period.

As of January 1, 2022, 182,500 vested share options for Class B Shares and 2,500 vested share options for Class C Shares were forfeited because these share options were not exercised during Exercise Period. As of January 1, 2022, the Company had nil outstanding share options for Class A Shares, 797,500 outstanding share options for Class B Shares and 57,500 outstanding share options for Class C Shares.

For the three months ended March 31, 2024 and 2023, the transaction activities of share options were as below:

	Number of options	Weighted average exercise price per option
Outstanding at December 31, 2022	817,500	$1.03
Forfeited	(12,500)	$1.50
Outstanding at March 31, 2023	805,000	$1.02

Outstanding at December 31, 2023	590,000	$1.02
Forfeited	(192,500)	$1.03
Outstanding at March 31, 2024	397,500	$1.02

The following table summarizes information with respect to outstanding share options to employees as of March 31, 2024.

	Number of options	Weighted average remaining contractual term (years)
Share options for Class B Shares	382,500	1.20
Share options for Class C Shares	15,000	0.71
	397,500	0.80

For the three months ended March 31, 2024 and 2023, the Company charged share-based compensation expenses of $nil and $45, respectively, in the accounts of “General and administrative expenses”.

THUNDER POWER HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9. SHARE-BASED COMEPSANTION (cont.)

Other share-based compensation

As noted in Note 7, the Company issued 17,008,312 shares of the Company’s common stock at $0.048 per share to Mr. Wellen Sham, to settle its outstanding liabilities due to related parties aggregating $609,958. The fair value of the common stocks was $0.063 per share. The total fair value of these common stocks of $1,071,524 exceeded the outstanding liabilities by $461,566, which was deemed as share-based compensation to Mr. Wellen Sham. The Company recorded $461,566 as share-based settlement expenses in the account of “General and administrative expenses” in the consolidated statements of operations.

In July 2023, the Company issued 22,083,334 shares of the Company’s common stock at $0.048 per share to certain investors in exchange for cash consideration of $1,060,000. On the issuance date, the fair value of the common stock was $0.063 per share. The total fair value of the common stocks of $1,391,250 exceeded the cash consideration by $331,250, which was deemed as share-based compensation expenses to these investors. The Company recorded $331,250 as share-based compensation expenses in the account of “General and administrative expenses” in the consolidated statements of operations.

In July 2023, the Company issued 1,173,878 shares of the Company’s common stock at $0.048 per share to Ms. Wanda Tong. The issuance of common stock was to settle the consulting service fees of $56,346 due to Ms. Tong. On the issuance date, the fair value of the common stock was $0.063 per share. The fair value of the common stocks of $73,953 exceeded the Company’s liabilities by $17,608, which was deemed as a share-based compensation expenses to Ms. Tong. The Company recorded $17,608 as share-based compensation expenses in the account of “General and administrative expenses” in the consolidated statements of operations.

10. SUBSEQUENT EVENTS

The Company evaluated the subsequent event through the date of this report, and concluded that there are no material reportable subsequent events need to be disclosed.